EXHIBIT 10.2

FIRST AMENDMENT TO
LEASE AGREEMENT
THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”), is made and entered into by and between APACHE CORPORATION, a Delaware corporation (“Landlord”), and Altus Midstream LP, a Delaware limited partnership (“Tenant”), on and effective as of July 27, 2020 (the “Amendment Effective Date”).
W I T N E S S E T H:
WHEREAS, pursuant to that certain Lease Agreement by and between Landlord and Tenant, dated effective November 9, 2018 (the “Lease”), Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Lease) and Tenant may elect use the Man-Camp (as defined in the Lease) subject to the terms specified in the Lease;
WHEREAS, Tenant desires to vacate the Premises and has no need to use the Man-Camp; and
WHEREAS, Landlord and Tenant desire to amend the Lease to facilitate a sale of the Premises and related adjustment of certain Lease terms.
NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Landlord and Tenant hereby agree as follows:

1.	Undefined capitalized terms used herein, including Exhibit A hereto, have the meaning given them in the Lease. The Lease is amended as follows:

a.
Effective upon Landlord’s sale and conveyance of all or any portion of the Shared Land, the Term and the Lease automatically shall terminate as to the portion of the Premises so sold and conveyed and neither Landlord nor Tenant shall have any further right or obligation under the Lease with respect thereto except (i) for those under provisions that expressly survive any expiration or termination of the Term or the Lease and (ii) Rent and other obligations accrued before, and remaining unpaid or unperformed on, the date of such termination. If less than all of the Shared Land is sold and conveyed, then thereupon (i) the Lease shall terminate only as to that portion of the Premises which is subject to any such partial sale and conveyance, and (ii) Rent shall be adjusted as set forth in Exhibit A attached hereto and incorporated herein by this reference.

b.	Tenant’s rights to use the Man-Camp expire and cease as of the Amendment Effective Date.

2.
The Lease remains in full force and effect in accordance with its terms as amended by Section 1 of this Amendment. If there is any conflict between the Lease and this Amendment, this Amendment shall control.

3.
This Amendment shall be governed by, and construed in accordance with, the law of the State of Texas, without regard to any conflicts of law provisions that might require the application of the laws of any other jurisdiction.

4.	The parties may execute this Amendment in multiple original counterparts, each of which shall have the full force and effect of an original, but constituting only one instrument.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment, intending to be legally bound hereby, as of the date first above written.

LANDLORD

APACHE CORPORATION

By:	/s/ Timothy R. Custer
Timothy R. Custer
Senior Vice President, Commercial

TENANT

ALTUS MIDSTREAM LP

By:	Altus Midstream GP LLC, its General Partner

By:	/s/ Clay Bretches
Clay Bretches
Chief Executive Officer and President

Exhibit A to
First Amendment to Lease Agreement

Upon Closing of Sale of Less than 100% of Shared Land
Area Depicted on Exhibit A to Lease	Base Rent/Month for Remainder of Term	Operating Rent for Remainder of Term
Upon sale of less than 100% of Shared Land, sold Shared Land is excluded from Lease.	Reduced by product of $1,750 multiplied by Tenant’s Share (after giving effect to any adjustments in column 3 of this table) (“Shared Land Rent Adjustment”)	Addressed below in respect of specific sales.
Upon sale of Shared Land upon which Field Office 100% Midstream is located, Field Office 100% Midstream is excluded from Lease.	Reduced by sum of $21,382.67 plus Shared Land Rent Adjustment	Tenant’s Share adjusted to exclude Field Office 100% Midstream
Upon sale of Shared Land upon which Warehouse is located, Warehouse is excluded from Lease.	Reduced by sum of $16,493.17 plus Shared Land Rent Adjustment	Tenant’s Share adjusted to exclude Warehouse
Upon sale of Shared Land upon which Shop is located, Shop is excluded from Lease.	Reduced by sum of $3,850.28 plus Shared Land Rent Adjustment	Tenant’s Share adjusted to exclude Shop
Upon sale of Shared Land upon which Storage Yard is located, Storage Yard (or sold portion) is excluded from Lease.
Reduced by sum of $1,976.21 plus Shared Land Rent Adjustment (“Whole Reduction”); if sell less than 100% of Shared Land upon which Storage Yard is located, reduction is Whole Reduction multiplied by a fraction, numerator of which is acres sold and denominator of which is 8.25.
No change
Upon sale of Shared Land upon which Field Office 100% Upstream is located, Field Office 100% Upstream remains excluded from Lease.	No change	No change